Exhibit 23.2

We are the successor firm to Joel Sanders and Company, PA. We consent to the reference to the use of Joel Sanders & Company, PA under the caption “Experts” and to the use of the reports for: Daytona Seabreeze, LLC, Baymeadows Partners, LLC, ADMG Altamonte Partners, LLC, Landmark at Grand Meadow Holdings, LLC, EL Conquistador Partners, LLC, Landmark at Grand Palms Holdings, LLC, Kings Caryle Club Apartments, LLC, Woodberry Partners, LLC, Landmark at Creekside Grand, LLC, Century Mill Investors, LLC, Bear Creek Partners, LLC, Bedford Partners, LLC, Cottonwood Partners, LLC, Pear Ridge Partners, LLC, Landmark at Ridgewood Preserve, L.P., Landmark at Heritage Fields, L.P., Manchester Park, L.P. and Landmark Grand at Galleria, LLC dated September 28, 2012; Kings Carlyle Club Apartments, LLC, Bear Creek Partners, LLC, Bedford Partners, LLC, Cottonwood Partners, LLC and Pear Ridge Partners, LLC, dated October 22, 2014; Landmark at Avery Place, LLC Landmark at Deerfield Glen, LLC, dated February 7, 2014; Landmark at Lakeway Meadows, LP, Landmark Lakeway Place, LP, Landmark Lakeway Trace, LP, Landmark Lakeway 36, LP. Landmark Lakeshore/Lakeview, LP, Landmark Lakeway Harbor, LP, Landmark Lakeway Point, LP, Landmark Lakeway Colony, LP, Landmark Highlands at Galloway, LP, Landmark Windridge Court, LP, Landmark at Grand Oasis, LP, Landmark at Coventry Pointe, LP, Landmark at Chesterfield, LP, Landmark at Rosewood, LP, Landmark at Bella Vista, LP and Landmark at Maple Glen, LP, dated March 24, 2014; Landmark at Savoy Square, LLC, Landmark at Ocean Breeze, LLC, Meredith Partners, LLC, Landmark at Woodland Trace, L.P., Landmark at Grayson Park, L.P. and Landmark at Lancaster, LLC, dated December 18, 2013; Mission Barton Creek, DST, Mission Brentwood, DST, Mission Gleneagles, DST, Mission Tanglewood, DST, Mission Battleground Park, DST and Mission Briley Parkway, DST, dated October 8, 2013; Mission Courtyard Villas, DST and Mission Park Green, DST, dated January 10, 2013; Mission Preston Wood DST and Mission Bellevue Ridge, LLC, dated December 5, 2013; Royal Green Partners, LLC, Sonoma Partners, LLC, Solera Partners, LLC, Crown Ridge Partners, LLC, East Pointe Partners, LLC, Caveness Partners, LLC, Fairway Apartment Partners, LLC and Hampton Ridge Partners, LLC, dated September 16, 2013; and Landmark at Lakeway Meadows, LP, Landmark Lakeway Place, LP, Landmark Lakeway Trace, LP, Landmark Lakeway 36, LP. Landmark Lakeshore/Lakeview, LP, Landmark Lakeway Harbor, LP, Landmark Lakeway Point, LP, Landmark Lakeway Colony, LP, Landmark Highlands at Galloway, LP, Landmark Windridge Court, LP, Landmark at Grand Oasis, LP, Landmark at Coventry Pointe, LP, Landmark at Chesterfield, LP, Landmark at Rosewood, LP, Landmark at Bella Vista, LP and Landmark at Maple Glen, LP, dated October 22, 2014, in the Registration Statement (Form S-11 No. 333-204152) and related Prospectus of Landmark Apartment Trust, Inc. for the registration of                              shares of its common stock.

/s/ Siegelaub, Rosenberg, Golding & Feller, PA

Weston, FL

July 2, 2015